UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 13, 2012

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On December 13, 2012, the Florida Public Service Commission (FPSC) voted to approve a revised stipulation and settlement between Florida Power & Light Company (FPL) and several intervenors in FPL's base rate proceeding (2012 rate agreement), which resolves FPL's base rate proceeding. Key elements of the 2012 rate agreement, which will be effective from January 2013 through December 2016, include, among other things, the following:

•	New retail base rates and charges will be established resulting in an increase in retail base revenues of $350 million on an annualized basis commencing in January 2013.

•
FPL's allowed regulatory return on common equity (ROE) will be 10.50%, with a range of plus or minus 100 basis points.  If FPL's earned regulatory ROE falls below 9.50%, FPL may seek retail base rate relief.  If the earned regulatory ROE rises above 11.50%, any party to the 2012 rate agreement other than FPL may seek a review of FPL's retail base rates.

•
Retail base rates will be increased by the annualized base revenue requirements for FPL's three modernization projects (Cape Canaveral, Riviera and Port Everglades) as each of the modernized units becomes operational (which is expected in 2013, 2014 and 2016, respectively).

•
Subject to certain conditions, FPL may amortize, over the term of the 2012 rate agreement, any surplus depreciation reserve remaining at the end of 2012 plus a portion of FPL's fossil dismantlement reserve (collectively, the reserve) in an aggregate amount not to exceed $400 million, provided that in any year of the 2012 rate agreement, FPL must amortize at least enough reserve to maintain a 9.50% earned regulatory ROE but may not amortize any reserve that would result in an earned regulatory ROE in excess of 11.50%.

•
Future storm restoration costs would be recoverable on an interim basis beginning 60 days from the filing of a cost recovery petition, but capped at an amount that could produce a surcharge of no more than $4 for every 1,000 kilowatt-hours of usage on residential bills during the first 12 months of cost recovery.  Any additional costs would be eligible for recovery in subsequent years. If storm restoration costs exceed $800 million in any given calendar year, FPL may request an increase to the $4 surcharge to recover the amount above $800 million.

The FPSC is expected to issue a final order on or before January 2, 2013, reflecting its decision to approve the 2012 rate agreement. Parties to the base rate proceeding which did not sign the 2012 rate agreement will have the right to appeal the FPSC's decision within 30 days of the order becoming final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  December 14, 2012
NEXTERA ENERGY, INC.
(Registrant)

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President, Controller and Chief Accounting Officer of Florida Power & Light Company

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